Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 31, 2025, with respect to the consolidated financial statements of High Wire Networks, Inc. as of and for the years ended December 31, 2024, and 2023, in this Registration Statement on Form S-1 Amendment No. 2. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

May 22, 2025